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Exhibit 10.3

FORM OF NON-QUALIFIED STOCK OPTION NOTICE
FOR NON-EXECUTIVE DIRECTORS

[RECIPIENT NAME]
[RECIPIENT ADDRESS]

        This Option Notice (the "Notice") dated as of [GRANT DATE] (the "Grant Date") is being sent to you by Virgin Media Inc., including any successor company (the "Company"). As you are presently serving as a director of Virgin Media Inc. or one of its subsidiary corporations, in recognition of your services and pursuant to the Virgin Media Inc. 2006 Stock Incentive Plan the Company has granted you the Option provided for in this Notice. The Option is subject to the terms and conditions set forth in the Plan, which is incorporated herein by reference, and defined terms used but not defined in this Notice shall have the meaning set forth in the Plan.

        1.    Grant of Option.    The Company hereby irrevocably grants to you, as of the Grant Date, an option to purchase up to [NUMBER] shares of the Company's common stock at a price of $[EXERCISE PRICE] per share (the "Option"). The Option is not intended to qualify as an Incentive Stock Option under U.S. tax laws or as an approved Option under U.K. tax laws.

        2.    Vesting.    This Option shall vest [TERMS OF VESTING].

        3.    Exercise Period.    This Option shall stop vesting immediately upon the termination of your services as a director of the Company and any portion of the Option that is not vested at the time of such termination shall immediately be forfeited and cancelled. Your right to exercise that portion of the Option that is vested at the time of such termination shall terminate on the earlier of the following dates: (a) three months after the discontinuance of your services as a director of the Company other than for Cause; (b) one year after your termination resulting from your retirement, disability or death; (c) the date on which your services are terminated for Cause; or (d) [FINAL MATURITY DATE].

        4.    Manner of Exercise.    The Option may be exercised by delivery to the Company of a notice in the form attached signed by the person entitled to exercise the Option, specifying the number of shares which such person wishes to purchase, together with a certified or bank check or cash (or such other manner of payment as permitted by the Plan) for the aggregate option price for that number of shares and any required withholding (including a payment sufficient to indemnify the Company or any subsidiary of the Company in full against any and all liability to account for any tax or duty payable and arising by reason of the exercise of the Option).

        5.    Transferability.    Neither the Option nor any interest in the Option may be transferred other than by will or the laws of descent or distribution and the Option may be exercised during your lifetime only by you or your guardian or legal representative.

VIRGIN MEDIA INC.
By:
Name:
Title:

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  Exhibit 10.3
FORM OF NON-QUALIFIED STOCK OPTION NOTICE FOR NON-EXECUTIVE DIRECTORS